EXHIBIT 99(a)
                                                               -------------
                  LAFAYETTE AMERICAN BANK AND TRUST COMPANY

                                    PROXY

                    FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                 MAY 29, 1996

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                  LAFAYETTE AMERICAN BANK AND TRUST COMPANY


            The undersigned hereby appoints DONALD P. CALCAGNINI and PHILLIP J. MUCHA, and each of them, as Proxy, each with full power of substitution, to vote all of the stock of Lafayette American Bank and Trust Company ("Lafayette") standing in the undersigned's name at the Annual Meeting of Shareholders of Lafayette to be held on Wednesday, May 29, 1996 at 11:00 a.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

            This proxy will be voted as specified herein.  IF NO
CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE BOARD OF DIRECTORS' NOMINEES AND FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.

                          (continue on reverse side)

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PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

The Board of Directors recommends a vote FOR the Board of Directors' nominees and FOR approval of the Agreement and Plan of Merger.


1.   Approval of the Agreement and Plan of Merger with HUBCO, Inc.

          FOR ________        AGAINST __________             ABSTAIN _______

2.  Election of
    Directors

Nominees: Linda Walker Bynoe, Roderick C. McNeil III, Enzo R. Montei, Louis
F. Tagliatela, John H. Tatigian, Jr.

          FOR _______         WITHHOLD AUTHORITY _______     AGAINST _______

For, except vote withheld from the following nominee(s). To withhold authority to vote for any nominee(s) write that name(s) on the line below:

___________________________________________________________________


3.   Such other business as may properly come before the Meeting.


SIGNATURE(S)_________________ DATE______________,1996

SIGNATURE(S)_________________ DATE______________,1996

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.